EXHIBIT 99.1

Popular, Inc. Announces Results of Annual Meeting of Stockholders

Company Release - 04/26/2016 17:42

SAN JUAN, Puerto Rico—(BUSINESS WIRE)—Popular, Inc. (NASDAQ: BPOP) announced today that its stockholders elected the three members of the Board of Directors standing for re-election at the Annual Meeting held on April 26, 2016. Joaquín E. Bacardí, III, John W. Diercksen and David E. Goel were elected to serve for a three-year term expiring in 2019.

Stockholders also approved an advisory vote on executive compensation and ratified the selection of PricewaterhouseCoopers LLP as Popular’s independent registered public accounting firm for 2016.

About Popular, Inc.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. Popular provides retail, mortgage and commercial banking services through its principal banking subsidiary, Banco Popular de Puerto Rico, as well as auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey, and Florida under the name of Popular Community Bank.

For more information, visit http://www.popular.com.

View source version on businesswire.com:

http://www.businesswire.com/news/home/20160426006939/en/

Popular, Inc.

Investor Relations:

Brett Scheiner, 212-417-6721

Investor Relations Officer

or

Media Relations:

Teruca Rullán, 787-281-5170 or 917-679-3596 (mobile)

Senior Vice President, Corporate Communications

Source: Popular, Inc.